                                                                    Exhibit 10.6
EXECUTION COPY

                            SHARE PURCHASE AGREEMENT



This Share Purchase Agreement (the "AGREEMENT") is made and entered into as of this 6th day of April, 2000, by and among LIOR SALANSKY of 19 Snir St. Yokne-am Elit 20692, Israel ("SALANSKY"), OSCAR GRUSS & SON INCORPORATED, with offices at 74 Broad St., New York, NY 10004-2247, YARON AMIR of 73 Kalaniot St., Givat Avni, ILAN MELAMED, and the individuals listed in Schedule 1.3 attached hereto (collectively the "PURCHASERS", and each of them individually a "PURCHASER").


IN CONSIDERATION of the premises and the representations, warranties, covenants and conditions set forth hereinafter, and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I
1.  PURCHASE AND SALE OF SHARES

    1.1 Purchase and Sale of Shares. At the Closing (as such term and other terms are defined in Article 1.3 below), Salansky will sell to the Purchasers 23,412 Voting Ordinary Shares of the Mind CTI Ltd. ("COMPANY"), par value NIS 0.01 per share, free and clear of any liens, charges, pledges, encumbrances or third party interests of any kind (the "PURCHASED SHARES"), at a price of $104.625 per share, for a total purchase price for the Purchased Shares of $2,449,481. The Purchased Shares shall have the rights, terms, preferences and privileges set forth in the Company's Amended Articles of Association as recently adopted.

    1.2. Adjustment. The terms of Article 21.4 of the Company's Amended Articles of Association (the "AMENDED ARTICLES") shall (inversely) apply to the Purchased Shares, so that if the Company consummates a QIPO or Corporate Sale (as such terms are defined in the Amended Articles) within twelve (12) months of the date hereof, at a specified valuation, the price per share of the Purchased Shares will be retrospectively adjusted (in a manner exactly inverse to the adjustment of the Applicable Conversion Value under Article 21.4, hereinafter: the "RETROSPECTIVE PRICE PER SHARE") so that, pursuant to the computation set forth below, as many as 29,265 Ordinary Shares shall be deemed to have been sold to the Purchasers by Salansky under this Agreement. For the purpose of implementing the arrangement contemplated herein, the parties hereto shall enter into an escrow agreement concurrently with the execution of this Agreement (the "ESCROW AGREEMENT"), by which an aggregate number of 5,853 Ordinary Shares (in addition to the Purchased Shares) will be bestowed by Salansky with the trustee, designated under the Escrow Agreement (the "TRUSTEE"), and transferred to the Purchasers for no additional consideration in a number equal to the product of (i) 5,853 and (ii) a fraction, the numerator of which is the difference between $104.625 and the Retrospective Price Per Share after giving effect to such adjustment upon a QIPO or a Corporate Sale in accordance with (and inverse to) the computation set forth in
         Article 21.4 of the Amended Articles (down to a minimal Retrospective Price Per Share of $83.700), and the denominator of which is the difference between $104.625 and $83.700.

    1.3. Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles 5 and 6 hereof, the purchase of the Purchased Shares shall be made at a closing (the "CLOSING") to be held at the offices of Ravillan, Volovelsky, Dinstein, Sneh & Co. at 76 Rothschild Blvd., Mozes House, Tel-Aviv, Israel, or by facsimile without requiring the physical presence of the parties, at 10:00 A.M. on April 6th, 2000, or, if later, a date specified by the Purchasers (the "CLOSING DATE"). Payment for the Purchased Shares shall be by wire transfer payable in immediately available funds within 72 hours of the Closing (either in U.S. Dollars or their NIS equivalent, computed according to the representative exchange rate promulgated by the Bank of Israel immediately prior to such transfer, and made to either a US or Israeli bank account, at each Purchaser's discretion, and as further coordinated with Salansky). Each Purchaser shall pay that amount for the Purchased Shares being acquired by it at the Closing to Salansky as described on Schedule 1.3 hereof. At the Closing, Salansky will deliver to the Purchasers duly executed transfer deeds representing the Purchased Shares purchased by each Purchaser, issued in such names as may be requested by each Purchaser together with share certificates executed in blank, such that the Purchasers may present such certificates to the Company for issuance of the shares represented by such certificates in the names of the Purchasers as may be requested by the Purchasers.

    1.4. Ordinary Course of Business. Between the date of execution and delivery of this Agreement and the Closing Date, Salansky undertakes to make his best effort to cause the Company to comply with all the obligations set forth in Article 1.6 of the Share Purchase Agreement between the Company, Salansky, other principal shareholders of the Company and a group of investors dated March 30, 2000 (the "SUMMIT INVESTMENT AGREEMENT").

                                   ARTICLE II

2.  REPRESENTATIONS AND WARRANTIES OF SALANSKY

    2.1. Correctness of Previous Representations. In order to induce the Purchasers to purchase the Purchased Shares, Salansky represents and warrants that, as a principal shareholder of the Company, he has no reason to believe that any of the representations and warranties made by the Company under Article 2 of the Summit Investment Agreement (and any representation or warranty made by any of the Principal Shareholders, as defined therein) (i) has been rendered untrue, incorrect or incomplete in any respects since the closing of the transaction contemplated therein or (ii) shall not remain true, correct and complete in all material respects as of the Closing; except in each case for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time.

    2.2. Authorization. Salansky has full legal capacity and unrestricted power to execute and deliver this Agreement, and any other agreements or instruments executed by him in connection herewith or therewith and to consummate the transactions contemplated herein or therein. The sale of the Purchased Shares does not require any further action by Salansky or the Company and is not and will not be subject to any veto right, preemptive right, right of first refusal, tag-along right or the like. This Agreement and any other agreements and instruments executed by Salansky in connection herewith or therewith, will each be a valid and binding obligation of Salansky, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.



                                  ARTICLE III

3.  PURCHASERS' REPRESENTATIONS


     Each Purchaser hereby represents and warrants to Salansky as follows:

    3.1. This Agreement and any other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

    3.2. Oscar Gruss & Son Incorporated ("OSCAR GRUSS") represents that it is acquiring the Purchased Shares solely for its own account as an investment or on behalf of certain individuals and entities. Each of the other Purchasers represents that he is purchasing the Purchased Shares for his own account as an investment, and does not intend to distribute such shares to any third party.



                                   ARTICLE IV

4.  CONDITIONS OF PURCHASERS' OBLIGATIONS

    4.1. Effect of Conditions. The obligations of the Purchaser to purchase and pay for the Purchased Shares at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

    4.2. Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date.

    4.3. Performance. All parties to the Summit Investment Agreement shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in such agreement and the related agreements required to be performed or complied with by them at or prior to such agreement's closing date.

    4.4. No Material Adverse Changes. The business, properties, assets or condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or the Mind Subsidiary that would have a material adverse effect.

    4.5. Consents and Waivers. Salansky shall have obtained all consents or waivers (if any) necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by Salansky in connection herewith shall have been made or taken, including, without limitation:

    4.5.1. Validly executed certificates representing the Purchased Shares, issued in the name of the Purchasers in accordance with the allocation set forth in Schedule 1.3.

    4.5.2. Validly executed transfer statements and transfer deeds of the Purchased Shares in the name of the Purchasers, in accordance with the allocation set forth in Schedule 1.3.



                                   ARTICLE V

5.  CONDITIONS OF SALANSKY'S OBLIGATIONS

    5.1. Effect of Conditions. The obligation of Salansky to sell the Purchased Shares shall be subject at his election to the satisfaction of each of the conditions stated in the following Sections of this Article.

    5.2. Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date

    5.3. Performance. The parties that had purchased shares under the Summit Investment Agreement shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in such agreement required to be performed or complied with by them at or prior to the closing thereof.



                                   ARTICLE VI

    INDEMNIFICATION

    6.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing until the earlier of (i) ninety (90) days after receipt by the Purchasers of audited financial statements for the Company for its year ending December 31, 2001, or (ii) the consummation of an initial public offering of the securities of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

    6.2. Indemnification of Purchasers. Salansky hereby agrees to indemnify and hold the Purchasers and their respective directors, officers, employees, agents, successors and assigns (collectively, the "PURCHASER INDEMNIFIED PARTIES") harmless from and against (i) any and all losses, liabilities, obligations and damages, including any interest thereon (collectively, "LOSSES") based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty of Salansky set forth in Articles 2 hereof, or any representation or warranty contained in any other agreement or certificate delivered by or on behalf of the Salansky pursuant to this Agreement, to be true and correct; (ii) any and all Losses based upon, attributable to or resulting from the breach of the covenant contained in Section 1.4; and (iii) any and all costs, penalties and expenses (including attorneys' and other professionals' fees and disbursements), including any interest thereon (collectively, "EXPENSES"), incident to any Losses, with respect to which indemnification is provided under clauses (i) and (ii) above. .

    6.3. Indemnification of Salansky. The Purchasers hereby agree that each Purchaser shall indemnify and hold Salansky harmless from and against
         (i) any and all Losses based upon, attributable to or resulting from any inaccuracy or breach by such Purchaser of any representation or warranty of such Purchaser set forth in Article 3 hereof, or any representation or warranty contained in any other agreement or certificate delivered by or on behalf of such Purchaser pursuant to this Agreement, to be true and correct; and (ii) any and all Expenses incident to any Losses for which indemnification is sought hereunder.

    6.4. Indemnification Procedure. The indemnification procedure in the even that any legal proceedings shall be instituted or that any claim or demand shall be asserted by any person in respect of which payment may be sought under Section 6.2 or 6.3 hereof shall be identical to the procedure set forth in Article 9.4 of the Summit Investment Agreement, hereby incorporated by reference with such changes in the context as are necessary to substitute the Company and the Principal Shareholders by Salansky and the Purchasers thereunder by the Purchasers hereunder.

    6.5. Limitations. Notwithstanding the foregoing provisions, no amounts shall be payable as a result of a claim under Section 6.2 or 6.3 in respect of a misrepresentation or a breach of a warranty unless or until the indemnified party shall have suffered, incurred, sustained, or become subject to Losses and Expenses in excess of $500,000 in the aggregate (whereas, for the purpose of examining whether the total Loss of any indemnified party had exceeded $500,000, any Losses and Expenses incurred by any indemnified party under the Summit Investment Agreement shall be added to Losses and Expenses incurred under this Agreement), in which case the indemnified party shall be entitled to seek indemnity for all Losses and Expenses incurred irrespective of amount.



                                  ARTICLE VII
7.  MISCELLANEOUS

    7.1. Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto.

    7.2. Amendments and Waivers. Amendments or additions to this Agreement may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchasers holding a majority of the Purchased Shares. Prompt notice of any such amendment or waiver shall be given to any party who did not consent thereto. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement), and the other agreements executed in connection herewith together constitute the full and complete agreement of the parties with respect to the subject matter hereof and thereof.

    7.3. Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed (postage prepaid) to Salansky and the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:


          Salansky:         Lior Salansky
                            19 Snir St.
                            Yokne-am Elit 20692, Israel

          The Purchasers:   The address set forth in the preamble above;

          With a copy to:   Ravillan, Volovelsky, Dinstein, Sneh & Co.
                            76 Rothschild Blvd. Mozes House, 6th Floor
                            Tel-Aviv, 65785 Israel
                            Facsimile: (972)-(3)-5664630
                            Attn: Dr. Eddo Dinstein, Attorney-at-Law

    7.4. Expenses. Each party shall bear the expenses incurred thereby in connection with this Agreement.

    7.5. Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

    7.6. Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

    7.7. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Israel and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

    7.8. Dollar Amounts. All dollar amounts referenced, incorporated, or set forth in this Agreement shall refer to and mean such amounts as expressed in United States Dollars, payable in their NIS equivalent according to the representative exchange rate promulgated by the Bank of Israel immediately prior to the applicable payment.



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

                                  SCHEDULE 1.3
                                  ------------
                                 (Page 1 of 2)
              of the Share Purchase Agreement dated April 6th 2000

                      Signature Page and Allocation Table
                      -----------------------------------


Name of Purchaser         Dollar Amount        Number of Shares           Signature
--------------------  ---------------------  ---------------------  ---------------------
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Rochelle Sivan                  $ 20,088.00                    192  /s/ Rochelle Sivan
------------------------------------------------------------------  --------------------

Gabi Bar Haim                   $ 20,088.00                    192  /s/ Gabi Bar Haim
------------------------------------------------------------------  --------------------

Zadok Eyal                      $ 30,132.00                    288  /s/ Zadok Eyal
------------------------------------------------------------------  --------------------

Ami Arel                        $ 49,801.50                    476  /s/ Ami Arel
------------------------------------------------------------------  --------------------

Gal Miara                       $ 49,801.50                    476  /s/ Gal Miara
------------------------------------------------------------------  --------------------

Sagee Aran                      $ 49,801.50                    476  /s/ Sagee Aran
------------------------------------------------------------------  --------------------

Shako Eli                       $ 49,801.50                    476  /s/ Shako Eli
------------------------------------------------------------------  --------------------

Eyal Oren                       $ 49,801.50                    476  /s/ Eyal Oren
------------------------------------------------------------------  --------------------

Sharli Bencherit                $ 79,933.50                    764  /s/ Sharli Bencherit
------------------------------------------------------------------  --------------------

Yuval Sarig                     $100,021.50                    956  /s/ Yuval Sarig
------------------------------------------------------------------  --------------------

Arie Ganot                      $100,021.50                    956  /s/ Arie Ganot
------------------------------------------------------------------  --------------------

Tudor Group Inc.                $100,021.50                    956  /s/ Eitan Lombard
----------------------------------------------------------------------------------------

                                  SCHEDULE 1.3
                                  ------------
                                 (Page 2 of 2)
              of the Share Purchase Agreement dated April 6th 2000

                      Signature Page and Allocation Table
                      -----------------------------------


Yossi Azmon                   $  100,021.50                    956  /s/ Yossi Azmon
------------------------------------------------------------------  ------------------

David Shemla                  $  100,021.50                    956  /s/ David Shemla
------------------------------------------------------------------  ------------------

Gadi Lidror                   $  100,021.50                    956  /s/ Gadi Lidror
------------------------------------------------------------------  ------------------

Ilan Melamed                  $  149,823.00                  1,432  /s/ Ilan Melamed
------------------------------------------------------------------  ------------------

Yaron Amir                    $  200,043.00                  1,912  /s/ Yaron Amir
------------------------------------------------------------------  ------------------

Oscar Gruss & Son             $1,100,236.50                 10,516
 Incorporated                                                       /s/ Michael Shaoul
------------------------------------------------------------------  ------------------

Total                         $2,449,481.00                 23,412
-----------------------------------------------------------------------------------------